Exhibit 99.1

iAnthus Announces Restatement of Third Quarter 2023 Financial Results

NEW YORK, NY and TORONTO, ON – February 16, 2024 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCQB: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, announces that, in connection with the preparation by the Company of its consolidated financial statements for the fiscal year ended December 31, 2023, the Company’s management identified an error related to its financial reporting process in connection with an intercompany consolidation of two wholly-owned subsidiaries and in the valuation of inventory, both resulting in an overstatement of inventory in its previously issued unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2023, as contained in the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2023 filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2023 and its corresponding management's discussion and analysis filed publicly on the System or Electronic Document Analysis and Retrieval (SEDAR+). (collectively, the “Third Quarter 2023 Interim Financial Statements”). This error resulted in an overstatement of 'inventories, net' and 'accrued and other current liabilities' on the unaudited interim condensed consolidated balance sheet as of September 30, 2023, and an overstatement of 'income tax expense', and an understatement of 'cost and expenses applicable to revenues', on its unaudited interim condensed consolidated statements of operations for the three and nine months ended September 30, 2023. This error has no impact on the cash balance as of September 30, 2023, and results in no net change in cash flows for the nine months ended September 30, 2023.

On February 13, 2024, the Audit Committee of the Company’s Board of Directors concluded, after discussion with the Company’s management and its advisors, that the Third Quarter 2023 Interim Financial Statements were materially misstated due to this error. As a result, the Third Quarter 2023 Interim Financial Statements and accompanying earnings release should no longer be relied upon. The Company anticipates making the appropriate adjustments in an amendment to its Quarterly Report on Form 10-Q filed with the SEC on November 9, 2023, which will include restated unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2023, and any other appropriate revisions no later than February 29, 2024. The Restated Third Quarter 2023 Interim Financial Statements will also be publicly available on the Company’s SEDAR+ profile. The Company will report these errors as material weaknesses and its intended remediation efforts within Item 4. Controls and Procedures in the amended Form 10Q for its fiscal quarter ended September 30, 2023.

The Company’s management and Audit Committee have discussed the matters disclosed in this release with its independent registered public accounting firm, PKF O’Connor Davies, LLP.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company’s reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Company’s Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will,” could,” plan,” estimate,” expect,” intend,” may,” potential,” believe, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company’s financial performance, filing of financial statements, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward- looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the United States Securities and Exchange Commission has reviewed, approved or disapproved the content of this news release.

Corporate/Media/Investors:

Philippe Faraut, Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com